Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Omnibus Incentive Plan of BeyondSpring Inc. which was amended on July 24, 2020, of our report dated April 30, 2020, with respect to the consolidated financial statements of BeyondSpring Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

July 24, 2020